                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 8, 2001

                              ---------------------


                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-30045                38-3518829
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


2711 E. JEFFERSON AVE.
DETROIT, MICHIGAN 48207                                   (313) 567-4348
 (Address of principal                           (Registrant's telephone number,
  executive offices)                                    including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS


Catuity today released an update on its progress in installing its card systems in the U.S. market.

The Catuity system involves three elements, each of which can be installed separately in different locations. All three elements are required to operate a smart card based loyalty program.

1. Customer profile (or card set-up) software is installed by the card services organizations that actually set-up and personalize the cards on behalf of card issuing banks and the card suppliers. This software is generally referred to as card personalization software. This element of the Catuity system has been installed by major card suppliers Gemplus and Oberthur (representing the two major suppliers to the U.S. market) and two large card services companies, First Data and Total Systems. These organizations can now supply certified EMV standard smart cards with the Catuity system.

2. Program engine (or terminal set-up) software is installed by the terminal suppliers and or the transaction processors / acquirers. This element of the Catuity system has been installed and is running on VeriFone, Schlumberger and Intellect terminals and work is currently being performed to complete both Ingenico and Hypercom installations. These suppliers represent more than 70% of the U.S. Point Of Sale terminal market.

3. Program manager (or host management and processing) software is installed by transaction processors who process transactions on behalf of banks, merchants and others. This element of the Catuity system has been installed, or is contracted to be installed, at First Data, Lynk Systems, EMS, Transaction Payment Systems, Global Consumer Technology, Datapro and Cardplus.

In addition a number of trial or demonstration systems have been installed.

Mike Howe, Catuity's CEO and President said "We have made and continue to make good progress in installing our systems into the U.S. payment infrastructure. These installations are establishing the infrastructure that will allow card issuers and merchants to begin providing loyalty and incentive programs to their customers. We are very pleased that in all areas, we have the support of the major participants (e.g. Gemplus in smart card supply, VeriFone in terminals, etc.). The integration of loyalty marketing programs into the payment system is becoming a reality with big benefits for everyone."

In conjunction with the provisions of the "Safe Harbor" section of the Private Securities Litigation Reform Act of 1995, this release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect Catuity, Inc. is included in the Company's Form 10-K, which is filed with the U.S. Securities & Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CATUITY INC.
                                       (Registrant)


                                  By: /s/ John H. Lowry
                                      ------------------------------------------
                                          John H. Lowry
                                          Senior Vice President,
                                          Chief Financial Officer & Secretary

Date:  June 8, 2001



                                       2